EXHIBIT 21
                                       TO
                          Annual Report on Form 10-KSB
                             Arete Industries, Inc.


                              List of Subsidiaries


Name: Aggression Sports, Inc.,
State of Incorporation: Colorado
Dba Arete Outdoors

Name: Global Direct Marketing, Inc.
State of Incorporation: Colorado
Status: Inactive/Dissolved by Secy. Of State